Exhibit 99.1
Signatures

Silver Lake (Offshore) AIV GP II, Ltd.	June 6, 2011

/s/ Karen M. King

Name: Karen M. King
Title: Director

Silver Lake Technology Associates II Cayman, L.P.	June 6, 2011

By: Silver Lake (Offshore) AIV GP II, Ltd.
Its: General Partner

/s/ Karen M. King

Name: Karen M. King
Title: Director

Silver Lake Partners II Cayman, L.P.	June 6, 2011

By: Silver Lake Technology Associates II Cayman, L.P.
Its: General Partner

By: Silver Lake (Offshore) AIV GP II, Ltd.
Its: General Partner

/s/ Karen M. King

Name: Karen M. King
Title: Director

Silver Lake Technology Investors II Cayman, L.P.	June 6, 2011

By: Silver Lake (Offshore) AIV GP II, Ltd.
Its: General Partner

/s/ Karen M. King

Name: Karen M. King,
Title: Director

/s/ Karen M. King	June 6, 2011

Name: Karen M. King
Title: Attorney-in-fact for Kenneth Y. Hao